May 12, 2005

Dear Fellow Shareholders,

As we approach the end of our company fiscal year we would like to take this opportunity to review the highlights of the past year of your company's operations.

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We have gone from developing a single technology (SOCRATES™) to now having three technologies under development. We have intensified our developmental efforts on UNICORN™, for collision avoidance, and recently added TIICM™, for protection of airliners against terrorists missile threats. All three of these initiatives are, we believe, exciting and capable of significant business potential.

s	Although we have continued to invest in our technology developments our balance sheet remains strong and we have approximately $7.9 M in cash and investments and continue to be debt-free.
s	We have strengthened our technical staff including the addition of a senior engineer from Raytheon and two other brilliant young engineers with doctorate degrees from MIT.

Events to watch for in the near future include:

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In the June - July time frame we expect to have the initial results of simulation, modeling and analysis involving more than 20,000 different threat scenarios for TIICM. This work is being conducted for us by Georgia Tech Research Institute.

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We are currently planning a proof-of-principle, partial scale model test, of our UNICORN collision avoidance radar for the July - August time frame. This will involve measuring the performance of our initial UNICORN hardware mounted on a tower at Georgia Tech Research Institute during controlled aircraft flyovers.

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In the September time frame we are planning the next major SOCRATES test at Denver International Airport. The sensor will include a focused array of 16 laser beams stacked vertically between four 20 foot tall support structures. This will be the initial demonstration of SOCRATES' ability to detect and track wake vortices as much as one mile away from the sensor location.

s	The company is launching its new and improved website that includes additional information on each of its major development programs. Please check it out at www.flysafetech.com.

This ambitious program demonstrates how your company is aggressively pursuing a challenging schedule and we are thankful for the continued support of our distinguished Board, our customers and corporate team members as well as that of our valued shareholders. (This letter contains certain forward looking information that is subject to the attached cautionary statement to which we refer you.)

Best Wishes,
/s/ Samuel Kovnat	/s/ William B. Cotton	/s/ David Cryer
Samuel Kovnat Chairman & CEO	Bill Cotton President	David Cryer CFO

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

Except for the historical information presented in this letter, the matters discussed in this letter contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. We caution you that no statements contained in this letter should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, which include risks and uncertainties associated with, among other things, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATES™ wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and these and other risks are discussed in the "Known Trends, Risks and Uncertainties" section of our most recent quarterly report that we filed with the SEC on Form 10-QSB. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and, except as required by law, we assume no obligation to update this information whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in our most recent Form 10-QSB and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.